                                                                  EXHIBIT 10.46

                         AMENDMENT TO AGREEMENT BETWEEN
             SPACEHAB, INC. AND MITSUBISHI CORPORATION ("AGREEMENT")
                              DATED AUGUST 27, 1996

SECTION TWO OF THIS AGREEMENT IS AMENDED AS FOLLOWS:

2.0 Fixed Price

         "Mitsubishi shall pay SHI a fixed price of $3,280,000 for all of the "Standard Services" provided by SHI, and $152,548.50 for the "Optional Services" as set forth in the SOW (a total of $3,432,548.50).

The "Optional Services" price of $152,548.50 is composed of the following price elements" provided in support of the PCRS experiment on STS 84.

 1.    Use of UAB-CMC analytical facilities and services, postflight                     $93,750.00
 2.    Mitsubishi/NASDA's share of total mission
       late access/early retrieval service charges                                       $44,062.50
 3.    Transportation of selected crystals to Japan                                      $14,736.00

 Payment to SHI shall be made as follows:

                62.05%             ($2,130,000.00)      Upon execution of this agreement
                25.93%              ($ 890,000.00)      On or before November 1, 1996
                12.02%               ($412,548.50)      On or before 30 days after launch of STS-84"

EXHIBIT A OF THIS AGREEMENT IS AMENDED AS FOLLOWS:

II. RESPONSIBILITIES OF SPACEHAB, INC. (SHI)

B. PROVISION OF OPTIONAL SERVICES, ITEM 5.

"Provision by the UAB-CMC of two X-ray collection facilities (two image plate detectors) from the UAB-CMC for a one week period immediately following the mission."


MITSUBISHI CORPORATION                        SPACEHAB, INC.

By:         /s/ Kazushi Ochi                                     By:       /s/ Nelda Wilbanks
            --------------------------------------                         --------------------------------
Name:       Kazushi Ochi                                         Name:     Nelda Wilbanks
            --------------------------------------                         --------------------------------
Title       Manager, Space Systems Unit                          Title:    Contracts Administrator
            --------------------------------------                         --------------------------------
            Information Systems & Services
            --------------------------------------
            Division C
            --------------------------------------
Date:                                                            Date:     25 June 1997
            --------------------------------------                         --------------------------------

                         AMENDMENT TO AGREEMENT BETWEEN
             SPACEHAB, INC. AND MITSUBISHI CORPORATION ("AGREEMENT")
                              DATED AUGUST 27, 1996

SECTION TWO OF THIS AGREEMENT IS AMENDED AS FOLLOWS:

2.0 Fixed Price

         "Mitsubishi shall pay SHI a fixed price of $3,280,000 for all of the "Standard Services" provided by SHI, and $284,736 for the "Optional Services" as set forth in the SOW (a total of $3,564,736). Payment to SHI shall be made as follows:

         59.75%      ($2,130,000)   Upon execution of this agreement
         24.97%       ($ 890,000)   On or before November 1, 1996
         15.28%       ($ 544,736)   On or before 30 days after launch of STS-84"

The "Optional Services" price of $284,736.00 is composed of the following price elements provided in support of the PCRS experiment on STS-84.

1.    Use of UAB-CMC analytical facilities, post flight                                $93,750.00
2.    Mitsubishi/NASDA's share of total mission late access/
      Early retrieval service charges                                                 $176,250.00
3.    Transportation of selected crystals of Japan                                     $14,736.00

SOW ADDENDUM, SECTION B., PROVISION OF OPTIONAL SERVICES, ADD THE FOLLOWING AS NEW ITEM 7.

         "Provision of passive thermal containers and internal refrigerant and packing materials required to transport the required quantity of sample blocks from the UAB CMC to Tokyo's Narita Airport via commercial airliner. Purchase of a dedicated passenger compartment seat onboard the aircraft to safely accommodate and protect these containers. Provision of a trained technician to accompany these crystal-laden containers to a designated place in NASDA's TSKUBS Space Center." head office of Mitsubishi Corporation.


MITSUBISHI CORPORATION                       SPACEHAB, INC.

By:         /s/ Kazushi Ochi                                     By:       /s/ Nelda Wilbanks
            --------------------------------------                         --------------------------------
Name:       Kazushi Ochi                                         Name:     Nelda Wilbanks
            --------------------------------------                         --------------------------------
Title       Manager, Space Systems Unit                          Title:    Contracts Administrator
            --------------------------------------                         --------------------------------
            Information Systems & Services
            --------------------------------------
            Division C
            --------------------------------------
Date:                                                            Date:     25 June 1997
            --------------------------------------                         --------------------------------

                                    AGREEMENT

This agreement ("Agreement") is made this 27th day August, 1996, between SPACEHAB, Incorporated ("SHI"), a Washington state corporation, with principal offices located in Vienna, Virginia and MITSUBISHI Corporation ("MITSUBISHI"), a Japanese corporation, with principal offices located in Tokyo, Japan, on behalf of the National Space Development Agency of Japan ("NASDA", collectively "Buyer").

         WHEREAS MITSUBISHI desires to lease from SHI the Commercial Vapor Diffusion Apparatus protein crystal growth hardware and purchase associated services for use by NASDA aboard the STS-84 SHI Double Module Mission to Mir ("STS-84") currently scheduled for, and no sooner than, May 1997; and

         WHEREAS SHI desires to lease to MITSUBISHI such Commercial Vapor Diffusion Apparatus protein crystal growth hardware and sell such associated services on STS-84;

         NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.       STATEMENT OF WORK

         SHI will provide, at the times and locations set forth therein and pursuant to the terms and conditions of this Agreement, the hardware, supplies and services described in the Statement of Work ("SOW") attached hereto as Exhibit A and incorporated herein by this reference.

2.       FIXED PRICE

         MITSUBISHI shall pay SHI a fixed price of $3,280,000 for all of the "Standard Services" provided by SHI, and $270,000 for the "Optional Services" as set forth in the SOW. Payment to SHI shall be made as follows:

         60%     ($2.13 million)        upon execution of this Agreement
         25%     ($0.89 million)        on or before November 1, 1996
         15%     ($0.53 million)        on or before 30 days after launch of STS-84

3.       PAYMENT TERMS AND CONDITIONS

         a. The initial payment set forth above shall be made by Mitsubishi within 30 days of its execution of this Agreement, but in no event later than October 31, 1996. SHI will bill MITSUBISHI prior to the remaining above-referenced payment due dates. In the event of a material change in the STS-84 launch date only, SHI will prepare a revised Payment Schedule corresponding to the changed launch date.

         b. SHI shall send a Final Accounting/Billing to MITSUBISHI as promptly as possible after completion of the last service provided for by SHI under this Agreement. The Final Accounting/Billing will address any additional payment required from MITSUBISHI (including but not limited to payments for Optional Services not previously paid) or refund due MITSUBISHI as a result of a price reduction for Optional Services pursuant to Section 4 below. If, as a result of Final Accounting/Billing, an additional MITSUBISHI payment or refund is required, such payment or refund shall be due 30 days after the billing date of the Final Billing.

         c. In the event STS-84 is delayed. suspended, or postponed, there may be additional charges to MITSUBISHI as specified in the following circumstances:

                  Delay caused By NASA

                  - MITSUBISHI pays only additional service costs, if any, required/provided by NASA and/or SHI. SHI agrees to notify MITSUBISHI of any such costs prior to incurring the costs, if possible. and to negotiate terms and conditions thereof with MITSUBISHI.

                  Delay caused by SHI

                  - MITSUBISHI pays only additional service costs, if any, required/provided by NASA. SHI agrees to notify MITSUBISHI of any such costs prior to incurring the costs, if possible and payment terms and conditions of additional service costs will be negotiated by the parties.

                  Delay caused by MITSUBISHU NASDA

                  - MITSUBISHI pays any additional NASA costs charged to SHI which may be required or caused by any delay, suspension or postponement of the launch in excess of the 72 hours allowable delay for which NASA does not charge.

                  - MITSUBISHI pays for any additional costs incurred by SHI for services provided by NASA and/or SHI.

                  - In the event NASDA delivers the payload described in the SOW ("CVDA") so late that SHI, in its sole judgment, is unable to process the CVDA in time to meet the launch schedule, SHI will terminate this Agreement and will retain as liquidated damages all payments made by MITSUBISHI up through the date of termination.


4.       OPTIONAL SERVICES

         The "Optional Services" set forth in the SOW may be requested by MITSUBISHI. Any optional services requested by MITSUBISHI other than those Optional Services listed in the SOW are not included in the pricing set forth in Section 2 above, and shall be charged to MITSUBISHI at the cost to SHI to perform and/or purchase such optional services. To the extent any of the Optional Services are shared with other SHI customer payloads, the price for such Optional Services to MITSUBISHI shall be reduced to reflect a prorate distribution of the Optional Services costs among all SHI customer users thereof

5.       APPLICABILITY OF NASA/SHI SPACE SHUTTLE AGREEMENTS

         SHI and MITSUBISHI acknowledge that performance of the services described in this Agreement and the SOW depends upon the agreement[s1 governing NASA's lease of the SHI module for STS-84 or any other missions covered herein ("NASA Contracts"). Any changes to these NASA/SHI agreement[s] that are imposed by NASA and which prevent SHI from providing the services described herein shall not constitute a breach of this Agreement by either SHI or MITSUBISHI. In the event of such changes by NASA, SHI and MITSUBISHI agree to negotiate an equitable adjustment to this Agreement that satisfies both parties as well as NASA's new requirements. If there are any conflicts between this Agreement and the requirements of the NASA Contracts applicable to this Agreement, the NASA Contracts terms and conditions shall take precedence.


6.       EXCHANGE OF DOCUMENTATION AND INFORMATION

         a. SHI and MITSUBISHI shall exchange all documents and information required for each party to fulfill its responsibilities under this Agreement.

         b. All technical data furnished to SHI under this Agreement shall be provided with no restricted rights for use, duplication, and disclosure in any manner and for any purpose whatsoever in performance of this Agreement by SHI and its contractors and subcontractors, and without a restrictive legend, except as provided below. It is the intent of the parties that the designation of proprietary technical data or trade secrets shall be kept to a minimum in order to facilitate implementation of this Agreement.

         c. In the event any of the technical data required to be furnished to SHI under this Agreement is considered by MITSUBISHI to be proprietary or a trade secret (such as detailed design, manufacturing and processing information) and MITSUBISHI desires to maintain proprietary or trade secret rights for such data MITSUBISHI shall inform SHI that the data is considered proprietary or a trade secret and any data so provided shall be conspicuously marked by MITSUBISHI "Proprietary" or "Trade Secret" prior to submittal to SHI. SHI agrees that the data will not without permission of MITSUBISHI, be duplicated, used or disclosed by SHI or its contractors and subcontractors for any purpose other than as necessary to carry out SHl's obligations pursuant to the agreements referenced in Section 5 above or this Agreement. If required by such contractors and/or subcontractors, the data will only be furnished after the contractors and/or subcontractors have agreed with SHI in writing to protect the data from unauthorized use, duplication and disclosure.

         d. SHI considers all data (including data reduction and analysis) obtained or derived from the CVDA as a result of the activities for which MITSUBISHI has paid SHI under this Agreement to be property of MITSUBISHI, and, in order to protect trade secrets and other property rights of MITSUBISHI in such data SHI will maintain such data, in confidence. SHI will not acquire, as a result of launch and associated services under this Agreement, any rights to MITSUBISHI's copyrights, trademarks, trade secrets, inventions, or patents which may be used in or result from the CVDA or any rights to MITSUBISHI's proprietary or trade secret data except the right to use duplicate, and disclose such data, as set forth above.

7.       PERMITS AND LICENSES

         SHI shall obtain any permit or license that may be required to provide the services to be furnished under this Agreement. MITSUBISHI will be responsible for obtaining any permit or license that may be required to perform an activity unique to the CVDA that is not included in the foregoing, such as tests involving use of radioactive materials or particular requirements of MITSUBISHI's own government, or governmental authorities outside the United States.

8.       ALLOCATION OF CERTAIN RISKS AND LIMITATION OF LIABILITY

         a.       Inter-Party Waiver of Liability.

                  In carrying out this Agreement, SHI, NASDA/MITSUBISHI, and NASA, will respectively utilize their property and employees in the SPPF, NASA facilities, and during payload processing activities and STS Operations in close proximity to one another and to others. Furthermore, the parties recognize that all participants are engaged in the common goal of meaningful exploration, exploitation and utilization of outer space. In furtherance of this goal, the parties hereto agree to a no-fault, no-subrogation, inter-party waiver of liability pursuant to which each party agrees not to bring claims in arbitration or otherwise against or sue the other party or other customers of SHI, and agrees to absorb the financial and any other consequences arising out of damage to its own property and employees as a result of participation in the payload processing activities and STS Operations, irrespective of whether such damage is caused by SHI, MITSUBISHI, other SHI customers, NASA, or other NASA customers participating in payload processing activities and STS Operations and regardless of whether such damage arises through negligence or otherwise.

         b.       Extension of Inter-Party Waiver.

                  The parties agree that this common goal will also be advanced through extension of the inter-party waiver of liability to other participants in the payload processing activities and STS Operations. Accordingly, the parties agree to extend the waiver as set forth in Section 8a above to the other party's and NASA's contractors and subcontractors at every tier, as third party beneficiaries, whether or not such contractors or subcontractors causing damage bring property or employees to SHI's SPPF or retain title to other interest in property provided by them to be used, or otherwise involved, in the payload processing and Launch Activity. Specifically, the parties intend to protect these contractors and subcontractors from claims, including "products liability" claims, which might otherwise be pursued by the parties, or the contractors or subcontractors of the parties, or other customers of SHI or the contractors or subcontractors of such other customers. Moreover, it is the intent of the parties that each will take all necessary and reasonable steps to foreclose claims for damage by any participant in a payload processing and Launch Activity, under the same conditions and to the same extent as set forth in Section 8a above, except for claims between MITSUBISHI and its contractors or subcontractors and claims between SHI and its contractors and subcontractors.

         c.       Broad Construction of Inter-Party Waiver.

                  The parties intend that the inter-party waiver of liability set forth above be broadly construed to achieve the intended objectives.

         d.       Insurance Coverage In Lieu of Cross-Waiver

                  In the event that MITSUBISHI is unable to comply with the above waiver provisions due to prohibitions by the laws of Japan, SHI agrees to purchase indemnification insurance covering participants who otherwise would have been covered by the cross waiver provisions above in the event MITSUBISHI were materially damaged by one or more of such participants during the payload processing activities or STS Operations.

         e. Definitions of "payload processing activity" and "STS Operations" In Section 8

                  "Payload processing activity" means all activity conducted at the SPPF or a NASA facility associated with the preparation of the payload(s) (including but not limited to the CVDA) for launch and SHI and/or NASA storage of all or a portion of the payload(s), and the handling and transportation of all or a portion of the payload(s) outside the confines of SHl's facility by SHI. NASA, or their contractors or subcontractors:

                  "STS Operations" means:

                  A.       All Space Shuttle System Activity

                  B.       All payload operations

                  C. Use of all tangible personal property (including ground support, test, training and simulation equipment related to A & B above).

                  D. Research, design, development, test, manufacture, assembly, integration, transportation, or use of materials related to the above items, A, B & C.

                  E.       Performance of any activities related to A through D.

         f. The protection of cross waiver of liability for STS Operations herein agreed to shall cover a period of time during which STS Operations are being performed as follows:

                           Beginning with the signature of an Agreement with NASA for Space Transportation System services and (i) when any employee, payload or property arrives at a United States Government Installation, or (ii) during transportation of such to the installation by a United States Government Conveyance, or (ii) at ingress of such into an Orbiter, for the purpose of fulfilling such Agreement or Arrangement, or (iv) the commencement of extravehicular activities by the Shuttle Crew for the purpose of retrieval of the payload, whichever occurs first and Ending with regard to any employee, payload or property, when such employee, payload or property departs (i) a U.S. Government Installation, or (ii) the Orbiter if it lands at other than such Installation, or (iii) a U.S. Government conveyance which transports the employee and/or payload and related property from such Installation or Orbiter.

         g.       Risk of Patent Infringement

                  (i) SHI agrees to indemnify MITSUBISHI,. its officers, employees and agents against any United States Patent infringement costs (including, but not limited to, any judgment against MITSUBISHI by a court of competent jurisdiction, reasonable administrative and litigation costs, and settlement payments made as a result of an administrative claim) incurred by MITSUBISHI which are attributable to products, processes or articles of manufacture used in the facilities and Services to be furnished to MITSUBISHI by SHI hereunder.

                  (ii) MITSUBISHI agrees to indemnify SHI AND NASA, their officers, employees and agents against any United States Patent infringement costs (including, but not limited to, judgment against SHI reasonable administrative and litigation costs, and settlement payments made as a result of an administration claim) incurred by SHI and/or NASA which are attributable to produce, processes or articles of manufacture used in the CVDA and any supporting equipment and facilities brought to the SHI SPPF by MITSUBISHI or MITSUBISHI's contractors or subcontractors and any activity performed at SHI or NASA facilities by MITSUBISHI or MITSUBISHI's contractors or subcontractors and any activity performed at SHI or NASA facilities by MITSUBISHI or MITSUBISHI's contractors or subcontractors.

         h.       Limitation of SHI and MITSUBISHI Liability

                  Notwithstanding any other provisions herein. to the extent that a risk of damage is not dealt with expressly in this Agreement. SHI's and the MITSUBISHI's liability under this Agreement. whether or not arising as a result of an alleged breach of this Agreement, shall be limited to direct damages only and shall not include any loss of revenue. profits or other indirect or consequential damages.

9.       ASSISTANCE WITH THIRD PARTY CLAIMS

         In the event a third party claim is asserted against SHI or MITSUBISHI as a result of patent infringement, use of proprietary data, or damage, including claims of their respective contractors or subcontractors, arising from or in connection with the Services provided by SHI under this Agreement, SHI and MITSUBISHI each agree to give prompt notice to the other of any such claim and agree to provide each other with any assistance practicable in the defense against such claim. If a claim asserted against one party is a claim under this Agreement, the party who has agreed to indemnify shall have the right to intervene and defend, the right to control litigation of, and the right to determine the appropriateness of any settlement related to such claim.

10.      WARRANTIES

         SHI MAKES NO WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTBILITY OR FITNESS FOR A PARTICULAR PURPOSE.

11.      PUBLICITY RELATING TO AGREEMENT

         In cases where one Party intends to use results obtained from this Agreement or advertise his role in this Agreement, it shall first request the other Party for its prior written approval, which shall not be unreasonably withheld.

12.      APPLICABLE LAW

         The Agreement shall be governed by the law of the State of Virginia

13.      ARBITRATION/DISPUTES

         Disputes arising out of the interpretation or execution of this Agreement which cannot be resolved by negotiation shall, at the request of either Party, (after giving 30 days notice to the other Party) be submitted to arbitration. The arbitration tribunal shall sit in Washington, D.C. Disputes shall be finally settled in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators designated in conformity with those Rules. The decision to submit a dispute shall not excuse either party from the timely performance of is obligations hereunder which are not the subject matter of the dispute. Further, if the lack of resolution of the matter in dispute will adversely impact the timely completion of preparation for launch activities, MITSUBISHI and SHI will perform the matter in dispute in the manner determined by SHI, within the framework of this Agreement and without prejudice to the final resolution of the matter in dispute.

14.      TERMINATION OF SERVICES

         Both parties have the right to terminate this Agreement pursuant to the following conditions only:

         a.       SHI may terminate this Agreement:

                  (i) as a result of breach by MITSUBISHI if MITSUBISHI has not cured the breach within the time specified by SHI in its cure notice to MITSUBISHI (or immediately upon a non-curable breach), in which case SHI shall retain all payments made to the date of the termination, and MITSUBISHI is further liable for all costs incurred by SHI resulting from MITSUBISHI's breach of the Agreement, or

                  (ii) as a result of any actions or inactions by NASA which materially impair SHl's ability to perform this Agreement, in which case MITSUBISHI shall be entitled to any transportation costs for which SHI is reimbursed by NASA and which were previously paid by MITSUBISHI.

         b.       MITSUBISHI may terminate this Agreement

                  (i) without cause at any time before installation of the CVDA into the SHI module upon sufficient written notification to SHI of such intent, in which case MITSUBISHI shall be liable for and SHI shall retain all Transportation and Lease progress payments, plus the Integration and Optional Services costs incurred up to the time of termination, as well as all termination charges, or

                  (ii) in the event of material breach by SHI which SHI fails to cure in a reasonable time after written notice of such material breach is received from MITSUBISHI, in which case MITSUBISHI will be relieved from making any further payments to SHI subsequent to the material breach hereof. In the event NASDA cannot complete its science objectives as set forth herein due solely to a material breach hereof by SHI, SHI shall forfeit the final 15% payment set forth above, and thus any possibility of profit under this Agreement, since previous payments go directly to unrecoverable costs incurred by SHI in performance hereof.

15.      ASSIGNMENTS

         No party shall assign to another person or entity any part of is rights this Agreement, including but not limited to rights for services related to scheduled launches, unless otherwise expressly agreed to by the other party in writing, or as may be required pursuant to law.

16.      NOTICES

         All notices, requests, demands, and other communication hereunder shall be in writing and shall be either (1) personally delivered, (2) sent by
         U. S. mail or reputable overnight delivery service, or (3) transmitted by facsimile machine as follows:

         To SHI at :                Nelda Wilbanks
                                    Contracts Administrator
                                    SPACEHAB, Inc.
                                    1595 Spring Hill Rd.
                                    Vienna, Virginia 22182

         To MITSUBISHI at:          Mr. Kazushi Ochi
                                    Assistant General Manager
                                    Aerospace Department
                                    Mitsubishi Corporation
                                    6-3 Marunouchi 2-Chome
                                    Chiyoda-ku, Tokyo 100
                                    Japan

         The effective date of each notice, demand, request or other communication shall be deemed to be: (1) the date of receipt if delivered personally or by mail or overnight delivery service, or (2) the date of transmission if by facsimile. Either party may change is address or designee for purposes hereof by informing the other party in writing of such action and the effective date of such change.

17.      FORCE MAJOURE

         Neither party shall be liable for delays or breaches hereof resulting from events or acts beyond the control of such party, including but not limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations, and natural disasters. Upon the occurrence of such event, the party whose performance is affected shall use reasonable efforts to notify the other party of the nature and extent of any such condition and negotiate is affects.

18.      COMPLETE AGREEMENT

         This Agreement constitutes the complete agreement and understanding with respect to the subject matter hereof between the parties.

         MITSUBISHI Corporation            SPACEHAB, Inc.

         By:       /s/ Tatsuo Sato         By:       /s/ Margaret E. Grayson
                   -------------------               --------------------------
         Name:     Tatsuo Sato             Name:     Margaret E. Grayson
                   -------------------               --------------------------
         Title     General Manager         Title:    Vice President - Finance
                   -------------------               --------------------------

                                    EXHIBIT A
                   SHI - MITSUBISHI (NASDA) STATEMENT OF WORK


I.       GENERAL DESCRIPTION OF SHI INTEGRATION AND FLIGHT SERVICES

         SHI will provide and maintain a pressurized module ("SPACEHAB") that fits in the cargo bay of the National Aeronautics and Space Administration's ("NASA") Space Shuttle Orbiter ("Shuttle") to act as the carrier and interface between the Shuttle and the Commercial Vapor Diffusion Apparatus payload ("CVDA"). (For the purposes herein, the term CVDA includes but is not limited to the crystal growth hardware, Commercial Refrigerator Incubation Module, and all experiment support hardware.) Power, thermal control, command and data management, environmental control, and structural support facilities and systems are available to support the CVDA. Adaptive hardware to permit physical integration of the CVDA into the SPACEHAB are also provided by SHI. The CVDA will be analytically, physically and operationally integrated with other user payloads into the SPACEHAB. SHI services will include integration, launch into orbit, in-orbit operation by a trained flight crew, return to launch site, and Reintegration and may include support to post flight analysis of space-grown crystals. Most SHI (and NASA) provided services are considered "standard" and are included in SHI's basic contract price. A few SHI and NASA-provided services are considered "optional" and are priced separately. In some cases, an optional service will be required due to the nature of the CVDA experiment (e.g. late access/early retrieval). In other cases, NASDA may choose whether or not to request the service (e.g. UAB-CMC post flight analysis support to space grown crystals).

II.      RESPONSIBILITIES OF SPACEHAB, INC. (SHI)

         A.       PROVISION OF STANDARD SERVICES

                  In support of the flight of the NASDA-sponsored CVDA experiment aboard the SPACEHAB module on STS 84, SHI shall perform the following "standard" services.

                  1. PROVISION OF THE REQUIRED AGREEMENTS WITH NASA TO PROVIDE SPACE SHUTTLE TRANSPORTATION ON STS-84.

                           SHI will negotiate and execute all agreements with NASA which are required to manifest the CVDA experiment aboard SPACEHAB on STS 84. SHI will pay NASA's required transportation charges.

                  2.       PROVISION OF COMMERCIAL VAPOR DIFFUSION APPARATUS
                           (CVDA) HARDWARE AND EXPERIMENT DEVELOPMENT SERVICES

                           The CVDA hardware used by NASDA Principle
                           Investigators (PI's) to conduct microgravity investigations aboard SPACEHAB on STS 84 will be provided to NASDA by the University of Alabama - Birmingham (UAB), Center for Macromolecular Crystallography (CMC) under separate agreement between the UAB-CMC and SHI. Under this agreement, the UAB-CMC will also provide a variety of experiment development and support services for NASDA during periods of experiment planning, preflight hardware and science materials preparation, inflight operations and postflight analysis. More specifically, the UAB-CMC will provide the following services for NASDA:

                           a. Provide all required CVDA protein crystal growth flight hardware, training hardware and experiment support hardware.

                           b. Provide ground based hardware and procedures for determining the proper protein crystal growth conditions in microgravity.

                           c. Act as the primary point of contact for hardware and operational requirements development and implementation.

                           d. Obtain all certifications necessary for flight (e.g. flight and ground safety certifications).

                           e.       Provide mission specific experiment
                                    familiarization and "hands on" training
                                    sessions to the flight crew and to NASDA technical and scientific personnel as required to support ground operator, PI, and flight crew training at U.S. and Japanese locations. This includes provision of the required training and/or flight hardware at the location of the training session.

                           f. Support timeline specific training at the SPACEHAB Payload Processing Facility (SPPF).

                           g. Support all Johnson Space Center (JSC) mission simulations required to complete flight and ground control team mission preparation milestones.

                           h. Develop an "Acceptance Data Package" that will enable the CVDA hardware to be processed at the Kennedy Space Center (KSC)
                                    - preflight and postlanding.

                           i.       Provide all necessary equipment and
                                    personnel at the KSC and JSC to support
                                    premission integration and real-time mission operations.

                           j. Provide badging for all NASDA personnel required at KSC to support loading of the space hardware and at JSC to support real-time mission operations.

                           k. Provide transportation, personnel and equipment at the landing site in order to bring the samples back to UAB for deintegration and analysis.

                           l. Provide photo documentation of flight grown crystals, if required by NASDA.

                  3. PROVISION OF EXPERIMENT INTERFACE DEFINITION AND ANALYTICAL INTEGRATION

                           SHI will assess NASDA and UAB CMC-developed CVDA data, performance analyses, and SPACEHAB subsystem resource requirements and perform the following experiment requirements synthesis and analysis tasks:

                           a. Development of the core SPACEHAB/CVDA Interface Control Document (ICD); the ICD Appendix A (Ground Operations Interface Requirements); the ICD Appendix B (Safety/Verification

                                    Requirements); and the ICD Appendix C
                                    (Flight Operations Interface Requirements).

                           b. Integration and submittal of flight and ground safety review packages to NASA (Phase II, III) as required.

                           c.       Development of experiment stowage
                                    requirements.

                           d. Analysis of all experiment test/analytical data as it pertains to the physical (structural) interface with the SPACEHAB module.

                           e. Performance of a mass/center of gravity (c.g.) analysis.

                           f.       Performance of an experiment materials
                                    analysis.

                           g. Performance of an experiment SPACEHAB resource requirements assessment.

                  4.       PROVISION OF MISSION ANALYTICAL INTEGRATION

                           Based upon the CVDA's data and operational requirements, provided by NASDA, SHI will locate the CVDA in the SPACEHAB pressurized volume with a compatible complement of payloads, will integrate the CVDA resource requirements and safety data with those of other payloads, and will develop flight procedures and timelines for operation of the experiment inorbit. Specifically, SPACEHAB will perform the following mission integration tasks for NASDA:

                           a. Development of an integrated Mission Requirements and Allocations Document (MRAD) which incorporates the SPACEHAB module and Shuttle mission resource requirements necessary for the successful implementation of CVDA experiment objectives.

                           b. Development and submittal to NASA of the required Shuttle Payload Integration Plan
                                    (PIP) data as it pertains to the CVDA
                                    requirements for Shuttle resources.

                           c. Development and implementation of an integrated Crew Training Plan which includes documentation of all requirements for CVDA flight crew training, scheduling of all CVDA crew training sessions with the NASA Training Coordinator, coordination of all CVDA familiarization and hands-on training with UAB-CMC, and direction of all integrated timeline training sessions at the SPPF.

                           d. Development and production of a flight qualified CVDA Experiment Operations Checklist (EOC) for onboard use by the flight crew.

                           e. Development of CVDA crew activity timeline inputs for inclusion by NASA in the integrated Shuttle Crew Activity Plan.

                           f. Integration of NASDA and UAB-CMC-provided CVDA flight and ground safety data into mission safety packages for review by the NASA Flight and Ground Payload Safety Review Boards.

                           g. Representation of NASDA and the CVDA to NASA at all NASA payload integration process forums and meetings, including payload safety reviews.

                  5.       PROVISION OF HARDWARE PHYSICAL INTEGRATION AND
                           DEINTEGRATION

                           This category involves the preparation for and execution of CVDA-to-SPACEHAB and SPACEHAB-to-Shuttle physical integration and deintegration tasks to support the CVDA's flight on STS 84. It includes logistics and ground operations planning, ground procedures development, integrated schedule development, hardware physical installation, and NASDA/UAB-CMC personnel accommodation elements. The activities associated with this function are performed within the SPACEHAB Payload Processing Facility (SPPF) at Cape Canaveral, Florida and in the pressurized volumes of the Shuttle and SPACEHAB at the launch pad and at the landing site. Specifically, SHI will provide to NASDA and UAB-CMC the following services:

                           a. Coordination of shipping and receiving of flight and training hardware to and from the SPPF.

                           b. Provision of a SPPF Customer Work Area with the necessary security and administrative/laboratory equipment to control, store and prepare for flight all CVDA parts, protein materials and supporting equipment.

                           c. Provision at the SPPF of a high fidelity mockup of the SPACEHAB module for use in experiment interface checks and in integrated timeline training with the flight crew.

                           d. Provision at the SPPF of a vertical late access trainer for use in developing procedures for late installation of the CVDA hardware into SPACEHAB on the launch pad.

                           e.       Integration of the CVDA-to-SPACEHAB
                                    interface hardware into the SPACEHAB prior to delivery to KSC and Reintegration of same hardware following the SPACEHAB's post-flight return to the SPPF.

                  6.       PROVISION OF FLIGHT OPERATIONS SUPPORT

                           For the Flight Phase, SHI will provide accommodations for NASDA, MITSUBISHI and UAB-CMC management, technical and scientific personnel support in the Mission Control Center (MCC) at the NASA Johnson Space Center. The following services will be provided at the MCC:

                           a. Physical accommodations for personnel to monitor real-time operations during the Prelaunch, Flight, and Postlanding phases of the STS 84 mission.

                           b. Telemetry, voice and video data as required to monitor the progress of the CVDA experiment operations over the duration of the mission.

                           c. Provision of a Mission Console Handbook which provides administrative, technical and logistics information about the CVDA and other experiments aboard the SPACEHAB module as well as about the cadre of NASA, NASDA, Mitsubishi, UAB-CMC and SHI personnel supporting the mission.

                           d.       Administrative services for
                                    acquiring/copying and routing of
                                    mission-related data and correspondence to local and remote locations.

                  7.       PROVISION OF SUPPORT TO POST-FLIGHT DATA ANALYSIS

                           SHI will provide or coordinate the provision of the required historical CVDA flight data and timeline information in support of CVDA post flight analysis activities.

                  8.       PROVISION OF CVDA PROJECT MANAGEMENT

                           To organize, schedule and manage the provision of the standard and optional services as described above, SHI shall provide the following CVDA project management personnel and methods:

                           a.       SHI will designate an SHI Contract
                                    Development and Implementation Manager
                                    (CDIM) who will be responsible for
                                    coordinating with the Mitsubishi CDIM all financial, scheduling, implementation progress reporting and policy matters related to this contract. The CDIM will:

                                    1.)      Coordinate SHI inputs to the
                                             development and maintenance of this
                                             contract with Mitsubishi and NASDA
                                             personnel as required.

                                    2.)      Establish methods for communication
                                             of contract implementation
                                             activities to all participants
                                             (e.g. teleconferences, e-mail
                                             lists, key meetings).

                           b. SHI will designate an SHI CVDA Payload Coordinator (PC) for the CVDA experiment. The PC will:

                                    1.)      Be the principal SHI advocate for
                                             the successful flight of the CVDA.

                                    2.)      Be responsible for coordinating
                                             with the SHI, NASDA,UAB-CMC and
                                             NASA technical points of contact
                                             all SHI support related to the
                                             technical and operational
                                             implementation of the standard and
                                             optional services described above.

                                    3.)      Be responsible for the
                                             identification and resolution of
                                             all technical and operational
                                             issues pertaining to the flight of
                                             the CVDA experiment.

                  9.       PROVISION OF CVDA PROJECT REPORTING

                           In order to facilitate the routine exchange of mission integration and scheduling information and a team-oriented approach to problem identification and resolution, the following methods of communication will be established:

                           a. The PC will hold biweekly teleconferences with key project participants to plan and/or status check integration activities and to resolve issues.

                           b. The PC will develop and maintain a detailed, date-specific CVDA Integration Milestones Template (IMT) which identifies all key NASDA and UAB-CMC deliverables as well as all key mission preparation milestones.

                           c. The SHI CDIM will provide monthly reports to Mitsubishi on the status of CVDA mission integration activities.

                           d. The CDIM will provide a comprehensive report to Mitsubishi following the end of the FY 1996 budget year which describes the status of all contract services provided and key contract milestones accomplished. (The IMT described above will be the technical basis for this report, which will be submitted no later than April 15, 1996). A similar report will be provided within 30 days of the completion of the STS 84 mission.

         B.       PROVISION OF OPTIONAL SERVICES

                  SHI will provide or facilitate the provision of the following optional services as required by the CVDA experiment objectives and at special request by NASDA.

                  1. Provision by SHI of (powered) transport to the launch pad of the flight ready CVDA assembly for late installation into the SPACEHAB.

                  2. Provision by SHI and NASA of installation of the CVDA assembly into the SPACEHAB at the launch pad during the latest allowable period prior to the Shuttle launch. This includes the performance of an electrical Interface Verification Test after the CVDA is installed in SPACEHAB. Many SHI experiments are characterized by experiment science or research materials which are perishable, have a predetermined shelf life, or cannot be delivered to the SHI Payload Processing Facility until after the module has been taken to Kennedy Space Center (KSC) and loaded into the orbiter's cargo bay. These experiments or their science and research materials can be loaded into the SHI module or onto the Shuttle middeck during specific "access windows" which are part of KSC's orbiter flight preparation process. These late access periods may occur as far out as one month or as close to launch as approximately 24 hours (for module access) or 12 hours (for middeck access).

                  3. Provision by SHI and NASA of Support to all launch scrub/turnaround activities at the launch site.

                  4. Provision by SHI and NASA of support to early CVDA retrieval activities at the primary or first alternate landing site. In many cases, experiments which must be loaded during late access periods prior to launch must also be unloaded during "early retrieval" periods following landing in order to preserve the scientific value of their internal materials. For a landing at the prime KSC, Florida landing field, early retrieval is normally completed by landing plus five hours. For landings at the first-alternate landing field at Edwards Air Force Base, California, early retrieval is normally completed by landing plus seven hours.

                  5. Provision by the UAB-CMC of three X-ray data collection facilities (one image plate detector and two multi-wire detectors) from the UAB-CMC for a one week period immediately following the mission.

                  6.       Provision by the UAB-CMC of an expert
                           Crystallographer to render technical assistance during this data collection and analysis period.

III.     RESPONSIBILITIES OF MITSUBISHI

         Mitsubishi will serve as NASDA's administrative agent for establishing a contract relationship with SHI. Therefore, it is Mitsubishi's responsibility to establish and maintain this contract directly with SHI, on NASDA's behalf, in order for NASDA to obtain from SHI the necessary UAB-CMC hardware and SHI lease and integration services required for the successful flight of the CVDA in the SHI module. Acting in this capacity, Mitsubishi will:

         A. Facilitate NASDA's completion of the following critical preparatory functions in support of the flight of the CVDA experiment:

                  1. Timely selection and identification of all NASDA -sponsored PI's

                  2. Timely selection of all protein crystal growth materials for flight in the CVDA hardware. All materials shall conform to established NASA payload safety requirements documentation and are subject to review and approval by the NASA Flight and Ground Safety Review Boards.

                  3. Timely coordination with UAB-CMC personnel in the development of experiment functional objectives and flight and ground operations protocols and procedures.

                  4. Timely delivery of all protein crystal materials to the UAB-CMC in support of prelaunch sample loading activities.

                  5. Support to meetings, teleconferences, flight crew training sessions, integrated mission simulations and real-time missions operations

                  6. Designation of NASDA technical points of contact who will be responsible for coordinating with the SHI Payload Coordinator all technical activities to be performed under this Agreement

         B. Designation of a Mitsubishi Contract Development and Implementation Manager (CDIM) who will be responsible for coordinating with the SHI CDIM all financial, scheduling, implementation progress reporting and policy matters related to this contract.

         C. Establishment and maintenance of the required contract(s) with NASDA to facilitate NASDA sponsorship of the flight of the CVDA on STS 84.

         D. Establishment and maintenance of the required contract with SHI to obtain SHI lease and integration services necessary for the flight of the CVDA in SPACEHAB on STS 84.

         E. Receipt of established contract milestone payments from NASDA and provision of established contract milestone payments to SHI for performance of these required services.

                                    AGREEMENT

This agreement ("Agreement") is made this 18th day of September, 1996 between SPACEHAB, Incorporated ("SHI"), a Washington state corporation with its principal office located in Vienna, Virginia and INTOSPACE GmbH, with its principal office located in Hannover, Germany ("INTOSPACE"), as contractor to the European Space Agency ("ESA", collectively "Buyer").

         WHEREAS INTOSPACE desires to lease from SHI space in a SPACEHAB pressurized module ("SPACEHAB" or "Module") and retain SHI to act as the carrier and interface between the NASA Space Shuttle and ESA's Spacelab Self-Standing Drawer/Morphological Transition and Model Substances payload ("SSD/MOMO") aboard the STS-84 SHI Double Module Mission to Mir ("STS-84") currently scheduled for, and no sooner than, May 1997; and

WHEREAS SHI desires to lease to INTOSPACE such space in the Module and to act as the carrier as follows: and interface between the NASA Space Shuttle and the SSD/MOMO aboard STS-84;

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth. the Parties agree

1.       STATEMENT OF WORK

         SHI will provide, at the times and locations set forth therein and pursuant to the terms and conditions of this Agreement, the supplies and services described in the Statement of Work ("SOU"') attached hereto as Exhibit A and incorporated herein by this reference.

2.       FIXED PRICE

         INTOSPACE shall pay SHI a fixed price of 1993 US$ 610,000 for all of the "Standard Services" provided by SHI, as set forth in the SOW. Payment to SHI shall be made as follows:

                   2%       (93US$10,000) prepaid earnest money installment
                  58%      (93US$356,000) upon execution of this Agreement
                  25%      (93US$152,500) on or before six months before committed launch date
                  15%       (93US$91,500) after return of STS-84 and completion of all tasks due under the
                                          Agreement

3.       PAYMENT TERMS AND CONDITIONS

         a. prepaid earnest money installment upon execution of this Agreement on or before six months before committed launch date after return of STS-84 and completion of all tasks due under the Agreement. The initial payment set forth above shall be made by INTOSPACE within 30 days of its execution of this Agreement. SHI will bill INTOSPACE prior to the remaining above-referenced payment due dates, and payments shall be made within 30 days of invoice. Payments shall be escalated from 1993 US$ as determined by the US Bureau of Labor Statistics news release entitled "Productivity and Costs" to July 1, 1996 for all payments. In the event of a material change in the STS-84 launch date only, SHI will prepare a revised Payment Schedule corresponding to the CHANGED LAUNCH DATE. EACH revised payment schedule, if any, shall supersede all previous payment schedules and will be accompanied by an explanation to a reasonable level of detail, substantiating the changes reflected therein.

         b. SHI shall send a Final Accounting/Billing to INTOSPACE as promptly as possible after completion of the last service provided for by SHI under this Agreement. The Final Accounting/Billing will contain a final accounting under the Agreement and address additional payment requirements, if any, from INTOSPACE. If, as a result of foal Accounting/Billing, an additional INTOSPACE payment is required, such payment shall be due 60 days after the billing date of the Final Accounting/Billing.

         c. In the event STS-84 is delayed, suspended, or postponed, there may be additional charges to INTOSPACE as specified in the following circumstances:

                  Delay caused by NASA

                  - INTOSPACE pays only additional service costs, if any, required/provided by NASA and/or SHI.

                  Delay caused by SHI

                  - INTOSPACE pays only additional service costs, if any, required/provided by NASA.

                  Delay caused by INTOSPACE/ESA

                  - INTOSPACE pays any additional NASA costs charged to SHI which may be required or caused by any delay, suspension or postponement of the launch in excess of the 72 hours allowable delay for which NASA does not charge.

                  - INTOSPACE pays for any additional costs incurred by SHI for services provided by NASA and/or SHI.

                  - In the event ESA delivers the payload described in the SOW ("SSD/MOMO") so late that SHI, in its sole judgment, is unable to process the SSD/MOMO in time to meet the launch schedule, SHI will terminate this Agreement and will retain as liquidated damages all payments made by INTOSPACE up through the date of termination.

4.       OPTIONAL SERVICES

         There are no optional services currently anticipated under this Agreement. Any optional services requested by INTOSPACE are not included in the pricing set forth in Section 2 above, and shall be charged to INTOSPACE at the cost to SHI to perform and/or purchase such optional services.

5.       APPLICABILITY OF NASA/SHI SPACE SHUTTLE AGREEMENTS

         SHI and INTOSPACE acknowledge that performance of the services described in this Agreement and the SOW depends upon the agreement[s] governing NASA's lease of the Module for STS-84 or any other missions covered herein ("NASA Contracts"). Any changes to these NASA/SHI agreement[s] that are imposed by NASA and which prevent SHI from providing the services described herein shall not constitute a breach of this Agreement by either SHI or INTOSPACE. In the event of such changes by NASA, SHI and INTOSPACE agree to negotiate an equitable adjustment to this Agreement that satisfied both parties as well as NASA's new requirements. If there are any conflicts between this Agreement and the requirements of the NASA Contracts applicable to this Agreement, the NASA Contracts terms and conditions shall take precedence.

6.       EXCHANGE OF DOCUMENTATION AND INFORMATION

         a. SHI and INTOSPACE shall exchange all documents and information required for each party to fulfill its responsibilities under this Agreement.

         b. All technical data furnished to SHI under this Agreement shall be provided with no restricted rights for use, duplication, and disclosure in any manner and for any purpose whatsoever in performance of this Agreement by SHI and its contractors and subcontractors, and without a restrictive legend, except as provided below. It is the intent of the parties that the designation of proprietary technical data or trade secrets shall be kept to a minimum in order to facilitate implementation of this Agreement.

         c. In the event any of the technical data required to be furnished to SHI under this Agreement is considered by INTOSPACE to be proprietary or a trade secret (such as detailed design, manufacturing and processing information) and INTOSPACE desires to maintain proprietary or trade secret rights for such data, INTOSPACE shall inform SHI that the data is considered proprietary or a trade secret and any data so provided shall be conspicuously marked by INTOSPACE "Proprietary" or "Trade Secret" prior to submittal to SHI. SHI agrees that the data will not, without permission of INTOSPACE, be duplicated, used or disclosed by SHI or its contractors and subcontractors for any purpose other than as necessary to carry out SHI's obligations pursuant to the agreements referenced in Section 5 above or this Agreement. If required by such contractors and/or subcontractors, the data will only be furnished after the contractors and/or subcontractors have agreed with SHI in writing to protect the data from unauthorized use, duplication and disclosure.

         d. SHI considers all data (including data reduction and analysis) obtained or derived from the SSD/MOMO as a result of the activities for which INTOSPACE has paid SHI under this Agreement to be property of INTOSPACE, and, in order to protect trade secrets and other property rights of INTOSPACE in such data, SHI will maintain such data in confidence. SHI will not acquire, as a result of launch and associated services under this Agreement, any rights to INTOSPACE's copyrights, trademarks, trade secrets, inventions, or patents which may be used in or result from the SSD/MOMO or any rights to INTOSPACE's proprietary or trade secret data, except the right to use duplicate, and disclose such data as set forth above.

7.       PERMITS AND LICENSES

         SHI shall obtain any permit or license that may be required to provide the services to be furnished under this Agreement. INTOSPACE will be responsible for obtaining any permit or license that may be required to perform an activity unique to the SSD/MOMO that is not included in the foregoing, such as tests involving use of radioactive materials or particular requirements of INTOSPACE's own government[s], or governmental authorities outside the United States.

8.       ALLOCATION OF CERTAIN RISKS AND LIMITATION OF LIABILITY

         a. Inter-Party Waiver of Liability. In carrying out this Agreement, SHI, ESA/INTOSPACE, and NASA, will respectively utilize their property and employees in the SPPF, NASA facilities, and during payload processing activities and STS Operations in close proximity to one another and to others. Furthermore, the parties recognize that all participands are engaged in the common goal of meaningful exploration, exploitation and utilization of outer space. In furtherance of this goal, the parties hereto agree to a no-fault, no subrogation, inter-party waiver of liability pursuand to which each party agrees not to bring claims in arbitration or otherwise against or sue the other party or other customers of SHI, and agrees to absorb the financial and any other consequences arising out of damage to its own property and employees as a result of participation in the payload processing activities and STS Operations, irrespective of whether such damage is caused by SHI, INTOSPACE, other SHI customers, NASA, or other NASA customers participating in payload processing activities and STS Operations and regardless of whether such damage arises through negligence or otherwise.

         b. Extension of Inter-Party Waiver. The parties agree that this common goal will also be advanced through extension of the inter-party waiver of liability to other participands in the payload processing activities and STS Operations. Accordingly, the parties agree to extend the waiver as set forth in Section 8a above to the other party's and NASA's contractors and subcontractors at every tier, as third party beneficiaries, whether or not such contractors or subcontractors causing damage bring property or employees to SHI's

                  SPPF or retain title to other interest in property provided by them to be used, or otherwise involved, in the payload processing and Launch Activity. Specifically, the parties intend to protect these contractors and subcontractors from claims, including "products liability" claims, which might otherwise be pursued by the parties, or the contractors or subcontractors of the parties, or other customers of SHI or the contractors or subcontractors of such other customers. Moreover, it is the intent of the parties that each will take all necessary and reasonable steps to foreclose claims for damage by any participant in a payload processing and Launch Activity, under the same conditions and to the same extent as set forth in Section 8a above, except for claims between INTOSPACE and its contractors or subcontractors and claims between SHI and its contractors and subcontractors.

         c. Broad Construction of Inter-Party Waiver. The parties intend that the inter-party waiver of liability set forth above be broadly construed to achieve the intended objectives.

         d. Definitions of "payload processing activity" and "STS Operations" in Section 8.

                  "Payload processing activity" means all activity conducted at the SPPF or a NASA facility associated with the preparation of the payload(s) (including but not limited to the SSD/MOMO) for launch and SHI and for NASA storage of all or a portion of the payload(s), and the handling and transportation of all or a portion of the payload(s) outside the confines of SHI's facility by SHI, NASA, or their contractors or subcontractors:

                           "STS Operations" means:

                           A.       All Space Shuttle System Activity

                           B.       All payload operations

                           C. Use of all tangible personal property (including ground support, test, training and simulation equipment related to A & B above).

                           D. Research, design, development, test, manufacture, assembly, integration, transportation, or use of materials related to the above items, A, B &; C.

                           E. Performance of any activities related to A through D.

         e. The protection of cross waiver of liability for STS Operations herein agreed to shall cover a period of time during which STS Operations are being performed as follows:

                           Beginning with the signature of an Agreement or Arrangement with NASA for Space Transportation System services and (i) when any employee, payload or property arrives at a United States Government Installation, or (ii) during transportation of such to the installation by a United States Government Conveyance, or (iii) at ingress of such into an Orbiter, for the purpose of fulfilling such Agreement or Arrangement, or (iv) the commencement of extravehicular activities by the Shuttle Crew for the purpose of retrieval of the payload, whichever occurs first and Ending with regard to any employee, payload or property, when such employee, payload or property departs (i) a U.S. Government Installation, or (ii) the Orbiter if it lands at other than such Installation, or (iii) a U.S. Government conveyance which transports the employee and/or payload and related property from such Installation or Orbiter.

         f.       Risk of Patent Infringement

                  (i) SHI agrees to indemnify INTOSPACE, its officers, employees and agents against any United States Patent infringement costs (including, but not limited to, any judgment against INTOSPACE by a court of competent jurisdiction, reasonable administrative and litigation costs, and settlement payments made as a result of an administrative claim) incurred by NTOSPACE which are attributable to products, processes or articles of manufacture used in the facilities and Services to be furnished to INTOSPACE by SHI hereunder.

                  (ii) INTOSPACE agrees to indemnify SHI and NASA, their officers, employees and agents against any United States Patent infringement costs (including, but not limited to, judgment against SHI by a court of competent jurisdiction, reasonable administrative and litigation costs, and settlement payments made as a result of an administration claim) incurred by SHI and/or NASA which are attributable to products, processes or articles of manufacture used in the SSD/MOMO and any supporting equipment and facilities brought to the SHI SPPF by INTOSPACE or INTOSPACE's contractors or subcontractors and any activity performed at SHI or NASA facilities by INTOSPACE or INTOSPACE's contractors or subcontractors and any activity performed at SHI or NASA facilities by INTOSPACE or INTOSPACE's contractors or subcontractors.

         g. Limitation of SHI and INTOSPACE Liability Notwithstanding any other provisions herein, to the extent that a risk of damage is not dealt with expressly in this Agreement, SHI's and the INTOSPACE's liability under this Agreement, whether or not arising as a result of an alleged breach of this Agreement, shall be limited to direct damages only and shall not include any loss of revenue, profits or other indirect or consequential damages.

9.       ASSISTANCE WITH THIRD PARTY CLAIMS

         In the event a third party claim is asserted against SHI or INTOSPACE as a result of patent infringement, use of proprietary data, or damage, including claims of their respective contractors or subcontractors, arising from or in connection with the Services provided by SHI under this Agreement, SHI and INTOSPACE each agree to give prompt notice to the other of any such claim and agree to provide each other with any assistance practicable in the defense against such claim. If a claim asserted against one party is a claim under this Agreement, the party who has agreed to indemnify shall have the right to intervene and defend, the right to control litigation of, and the right to determine the appropriateness of any settlement related to such claim.

10.      WARRANTIES

         SHI MAKES NO WARRANDIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANDY OF MERCHANDIBILITY OR FITNESS FOR A PARTICULAR PURPOSE.

11.      PUBLICITY RELATING TO AGREEMENT

         In cases where one Party intends to use results obtained from this Agreement or advertise his role in this Agreement, it shall first request the other Party for its prior written approval, which shall not be unreasonably withheld.

12.      APPLICABLE LAW

         The Agreement shall be governed by German law, except to the extent that an issue is not governed expressly by the Agreement, in which case US Federal law shall govern all such issues.

13.      ARBITRATION/DISPUTES

         Disputes arising out of the interpretation or execution of this Agreement which cannot be resolved by negotiation shall, at the request of either Party, (after giving 30 days notice to the other Party) be submitted to arbitration. The arbitration tribunal shall sit in Hannover, Germany. Disputes shall be finally settled in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators designated in conformity with those Rules. The decision to submit a dispute shall not excuse either party from the timely performance of its obligations hereunder which are not the subject matter of the dispute. Further, if the lack of resolution of the matter in dispute will adversely impact the timely completion of preparation for launch activities, INTOSPACE and SHI will perform the matter in dispute in the manner determined by SHI, within the framework of this Agreement and without prejudice to the final of the matter in dispute.

14.      TERMINATION OF SERVICES

         Both parties have the right to terminate this Agreement pursuant to the following conditions only:

         a.       SHI may terminate this Agreement:

                  (i) as a result of breach by INTOSPACE if INTOSPACE has not cured the breach within are a reasonable time after written notice to INTOSPACE (or immediately upon a non-curable breach), in which case SHI shall retain all payments made to the date of the termination, and INTOSPACE is further liable for all costs incurred by SHI resulting from INTOSPACE's breach of the Agreement or,

                  (ii) as a result of any actions or inactions by NASA which materially impair SHI's ability to perform this Agreement, in which case INTOSPACE shall be entitled to any transportation costs for which SHI is reimbursed by NASA and which were previously paid by INTOSPACE.

         b.       INTOSPACE may terminate this Agreement

                  (i) without cause at any time before installation of the SSD/MOMO into the SHI module upon sufficient written notification to SHI of such intent, in which case INTOSPACE shall be liable for and SHI shall retain as liquidated damages all Transportation and Lease progress payments, plus the Integration and Optional Services costs incurred up to the time of termination, as well as all termination charges, or

                  (ii) in the event of material breach by SHI which SHI fails to cure in a reasonable time after written notice of such material breach is received from INTOSPACE, in which case INTOSPACE will be relieved from making any further payments to SHI subsequent to the material breach hereof.

         c.       Termination In Special Cases

                  INTOSPACE may at any time terminate this Agreement by giving written notice with immediate effect in any of the following events:

                  - if SHI becomes insolvent or if its financial position is such that within the framework of its national law, legal action leading towards bankruptcy may be taken against it by its creditors;

                  - if SHI resorts to fraudulent practices in connection with the contract, especially by deceit concerning the nature, quality or quantity of the supplies, and the methods or processes of manufacture employed or by the giving or offering of gifts or remuneration for the purpose of bribery to any person in the employ of an ESA Member State or of ESA or acting on its behalf, irrespective of whether such bribes or remuneration are made on the initiative of SHI or otherwise.

15.      ASSIGNMENTS

         a. Assignment, delegation or use as security on a first mortgage of this Agreement or rights or duties hereunder by SHI is hereby consented to by INTOSPACE.


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
         b. INTOSPACE shall not assign to another person or entity any party of its rights under this Agreement, including but not limited to rights for services related to scheduled launches, except to ESA for the SSD/MOMO, and as otherwise expressly agreed to by SHI in writing, and as may be required pursuant to law.

         c. In the event that INTOSPACE receives notice that this Agreement has been assigned to a lending institution, INTOSPACE agrees (1) to acknowledge such assignment; (2) that any Agreement or agreement so assigned may neither be amended in any material respect nor terminated by SHI without the prior consent of such lending institutions; and (3) will promptly notify the lending institutions of any default by SHI and will provide the lending institution with a reasonable opportunity for the cure of such default.

16.      NOTICES

         All notices, requests, demands, and other communication hereunder shall be in writing and shall be either (1) personally delivered, (2) sent by mail or reputable overnight delivery service, or (3) transmitted by facsimile machine as follows:

         To SHI:                    Nelda Wilbanks
                                    Contracts Administrator
                                    SPACEHAB, Inc.
                                    1595 Spring Hill Road, Suite 360
                                    Vienna, VA 22182

         To INTOSPACE:              Thomas Hauschild
                                    INTOSPACE GmbH
                                    Sophienstrasse 6
                                    D-30159 Hannover I Germany

         The effective date of each notice, demand, request or other communication shall be deemed to be: (1) the date of receipt if delivered personally or by mail or overnight delivery service, or (2) the date of transmission if by facsimile. Either party may change its address or designee for purposes hereof by informing the other party in writing of such action and the effective date of such change.

17.      FORCE MAJEURE

         Neither party shall be liable for delays or breaches hereof resulting from events or acts beyond the control of such party, including but not limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations, and natural disasters. Upon the occurrence of such event, the party whose performance is affected shall use reasonable efforts to notify the other party of the nature and extent of any such condition and negotiate its affects.

18.      COMPLETE AGREEMENT

         This Agreement constitutes the complete agreement and understanding with respect to the subject matter hereof between the parties.

         INTOSPACE                              SHI, INC.

         By:       /s/ Jurgen Vonder Lippe      By:       /s/ David Rossi
                   -------------------------              --------------------
         Name:     Jurgen Vonder Lippe          Name:     David Rossi
                   -------------------------              --------------------
         Title     Managing Director            Title:    Sr. Vice President
                   -------------------------               -------------------

         Exhibit A

                     SHI-INTOSPACE (ESA) STATEMENT OF WORK:

I.       General Description of SHI Integration Flight Services

         SHI will provide and maintain a pressurized module ("SPACEHAB") that fits the cargo bay of the National Aeronautics and Space Administration
         (NASA) Space Shuttle Orbiter ("Shuttle") to act as the carrier and interface between the Shuttle and the Self-Standing [Drawer/Morphological Transition and Model Substances ("SSD/MOMO") payload. Power, thermal control, command and data management, environmental control, and structural support facilities and systems are available to support SSD/MOMO. Adaptive SPACEHAB rack hardware to permit physical integration of SSD/MOMO into the SPACEHAB are also provided by SHI. The SSD/MOMO will be analytically, physically and operationally integrated with other user payloads into the SPACEHAB. SHI services will include SSD/MOMO launch into orbit, in-orbit operation by a trained flight crew, return of SSD/MOMO to the launch site and to the SPACEHAB Payload Processing Facility (SPPF); deintegration of all SSD/MOMO hardware, and return of SSD/MOMO hardware to ESA. All SHI (and NASA) provided services for the SSD/MOMO are considered "standard" and are included in SHI's basic contract price. There are no known requirements for SPACEHAB or NASA-provided "optional" services (e.g. late access/early retrieval) for the SSD/MOMO payload.

II       RESPONSIBILITIES OF SPACEHAB, INC. (SHI)

         A. PROVISION OF STANDARD SERVICE

         In support of the flight of the ESA sponsored SSD/MOMO experiment aboard the SPACEHAB module on STS 84, SHI shall perform the following "standard" services.

         1. Provision of Standard Services

         SHI will negotiate and execute all agreements with NASA which are required to manifest the SSD/MOMO experiment aboard SPCEHAB on STS 84. SHI will pay NASA's required transportation charges according to established payment methods and milestones.

         2. Provision of Experiment Interface Definition and Analytical Integration

         SHI will assess ESA developed SSD/MOMO data, performance analyses, and SPACEHAB subsystem resource requirements and perform the following experiment requirements synthesis and analysis tasks:

         a. Development of the core SPACEHAB/SSD/MOMO Interface Control Document
         (ICD); the ICD Appendix A (Ground Operations Interface Requirements); the ICD Appendix B (Safety/Verification Requirements); and the ICD Appendix C (Flight Operations Interface Requirements).

         b. Integration and submittal of flight and ground safety review packages to NASA (Phase II, III) as required.

         c. Development of experiment stowage requirements.

         d. Analysis of all experiment test/analytical data as it pertains to the physical (structural) interface with the SPACEHAB rack and module.

         e. Performance of a mass/center of gravity (c.g.) analysis

         f. Performance of an experiment materials analysis

         g. Performance of an experiment SPACEHAB resource requirements assessment.

         3. Provision of Mission Analytical Integration

         Based upon the SSD/MOMO's data and optional requirements, provided by ESA, SHI will locate the SSD/MOMO in a SPACEHAB rack within the SPACEHAB pressurized volume (with a compatible complement of payloads), will integrate the SSD/MOMO resource requirements and safety data with those of other payloads, and will develop flight procedures and timelines for operation of the experiment in-orbit. Specifically, SPACEHAB will perform the following mission integration tasks for ESA:

         a. Development of an integrated Mission Requirements and Allocations Document (MRAD) which incorporates the SPACEHAB module and Shuttle mission resource requirements necessary for the successful implementation of SSD/MOMO experiment objectives.

         b. Development and submittal to NASA of the required Shuttle Payload Integration Plan (PIP) data as it pertains to the SSD/MOMO requirements for Shuttle resources.

         c. Development and implementation of an integrated Crew Training Plan which includes documentation of all requirements for SSD/MOMO flight crew training, scheduling of all SSD/MOMO crew training sessions with the NASA Training Coordinator, coordination of all SSD/MOMO training sessions with the affected SSD/MOMO Principle Investigators and Payload Element Developers, and direction of all integrated timeline training sessions at the SPPF.

         d. Development and production of a flight qualified SSD/MOMO Experiment Operations Checklist (EOC) for onboard use by the flight crew.

         e. Development of SSD/MOMO crew activity timeline inputs for inclusion by NASA in the integrated Shuttle Crew Activity Plan.

         f. Radon of ESA-provided SSD/MOMO flight and ground safety data into mission safety packages for review by the NASA Flight and Ground Payload Safety Review.

         g. Representation of ESA and the SSD/MOMO to NASA at all NASA payload integration process forums and meetings, including payload safety reviews.

         4. Provision of Hardware Physical Integration and Deintegration

         This category involves the preparation for and execution of SSD/MOMO-to-SPACEHAB and SPACEHAB-to-Shuttle physical integration and deintegration tasks to support the SSD/MOMO's flight on STS 84. It includes logistics and ground operations planning, ground procedures development, integrated schedule development, hardware physical installation, and ESA personal accommodation elements. The activities associated with this function are performed within the SPACEHAB Payload Processing Facility (SPPF) at Cape Canaveral, Florida. Specifically, SHI will provide to ESA the following services:

         a. Coordination of shipping and receiving of flight and training hardware to and from the SPPF.


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
         b. Provision of a SPPF Customer Work Area with the necessary security and administrative/laboratory equipment to control, store and prepare for flight all SSD/MOMO parts, element materials and supporting equipment.

         c. Provision at the SPPF of a high fidelity mockup of the SPACEHAB module for use in experiment interface checks and in integrated timeline training with the flight crew.

         d. Integration of the SSD/MOMO into the SPACEHAB rack and into the SPACEHAB module and performance of a SPACEHAB resource accommodations Interface Verification Test (IVI) prior to the module's delivery to KSC; and deintegration of the same hardware following the SPACEHAB module's post-flight return to the SPPF.

         5. Provision of Flight Operations Support

         For the Flight Phase, SHI will provide accommodations for ESA and INTOSPACE management, technical and scientific personnel in the Mission Control Center (MCC) at the NASA Johnson Space Center. The following services will be provided at the MCC:

         a. Physical accommodations for personnel to monitor real-time operations during the Prelaunch, Flight, and Postlanding phases of the STS 84 mission.

         b. Telemetry, voice and video data as required to monitor the progress of the SSD/MOMO experiment operations over the duration of the mission

         c Provision of a Mission Console Handbook which provides administrative, technical and logistics information about the SSD/MOMO and other experiments aboard the SPACEHAB module as well as about the cadre of NASA, ESA, INTOSPACE and SHI personnel supporting the mission.

         Administrative services for acquiring/copying and routing of mission-related data and correspondence to local and remote locations.

         6. Provision of Support to Post-Flight Data Analysis

         SHI will provide or coordinate the provision of the required historical SSD/MOMO flight data and timeline information and in support of SSD/MOMO post flight analysis activities.

         8. Provision of SSD/MOMO Project Management


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
         To organize, schedule and manage the provision of the standard and optional services as described above, SHI shall provide the follow SSD/MOMO project management personnel and methods:

         a. SHI will designate an SHI Contract Development and Implementation Manager (CDIM) who will be responsible for coordinating with the INTOSPACE CDIM all financial, scheduling, implementation, progress reporting and policy matters related to this contract. The CDIM will:

         1.) Coordinate SHI inputs to the development and maintenance of this contract with INTOSPACE and ESA persons as required.

         2.) Establish methods for communication of contract implementation activities to all participants (e.g. teleconferences, e-mail lists, key meetings).

         b. SHI will designate an SHI SSD/MOMO Payload Coordinator (PC) for the SSD/MOMO experiment. The PC will:

         1.) Be the principal SHI advocate for the successful flight of the SSD/MOMO.

         2.) Be responsible for coordinating with the SHI, ESA and NASA technical points of contact all SHI support related to the technical and operational implementation of the standard services described above.

         3.) Be responsible for the identification and resolution of all technical and operational issues pertaining to the flight of the SSD/MOMO experiment.

         9. Provision of SSD/MOMO Progress Report

         In order to facilitate the routine exchange of mission integration and scheduling information and a team oriented approach to problem identification and resolution, the following methods of communication will be established:

                    a. The PC will hold biweekly teleconferences with key project participants to plan and/or status integration activities and to resolve issues.

                    b. The PC will develop and maintain a detailed, date-specific SSD/MOMO Integration Milestones Template
                        (IMT) which identifies all key deliverables as well as all key mission preparation milestones.

                    c. The SHI CDIM will provide monthly reports to INTOSPACE on the status of SSD/MOMO mission integration activities.

         B. PROVISION OF OPTIONAL SERVICES

         There have been no optional services identified for the SSD/MOMO experiment flight aboard SPACEHAB on STS-84.

III.     RESPONSIBILITIES OF INTOSPACE

         INTOSPACE will serve as ESA's administrative agent for establishing a contract relationship with SHI. Therefore, it is INTOSPACE's responsibility to establish and maintain this contract directly with SHI, on ESA's behalf, in order for ESA to obtain from SHI the necessary lease and integration services required for the successful flight of the SSD/MOMO in the SPACEHAB module. Acting in this capacity, INTOSPACE will:

         A. Facilitate ESA's completion of the following critical preparatory functions in support of the flight of the SSD/MOMO experiment:

         1. All SSD/MOMO hardware and experiment materials shall conform to established NASA payload safety requirements documentation and are subject to review and approval by the NASA Flight and Ground Safety Review Boards.

         2. Timely coordination with the SHI Payload Coordinator in the development of experiment functional objectives and flight and ground operations protocols and procedures.

         3. Timely delivery of all SSD/MOMO to the SPPF for preflight processing.

         4. ESA support to meetings' teleconferences, flight crew training sessions, integrated mission simulations and real-time missions operations.

         5. Designation of ESA technical points of contact who will be responsible for coordinating with the SHI Payload Coordinator all technical activities to be performed under this Agreement.

                          B. Designation of an INTOSPACE Contract
                          Development and Implementation Manager (CDIM) who will be responsible for coordinating with the SHI CDIM all financial, scheduling, implementation progress reporting and policy matters related to this contract.

                          C. Establishment and maintenance of the
                          required contract(s) with ESA to facilitate ESA sponsorship of the flight of the SSD/MOMO on STS-84.

                          D. Establishment and maintenance of the
                          required contract with SHI to obtain SHI lease and integration services necessary for the flight of the SSD/MOMO in SPACEHAB on STS-84.

                          E. Receipt of established contract milestone payments from ESA and provision of established contract milestone payments to SHI for performance of these required services.


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